Exhibit 99.1

News Release

The Coca-Cola Company Announces Strategic Steps

to Reorganize its Business for Future Growth

Company to Establish New Operating Units and Global Beverage Category Leads, Supported by New Platform Services Organization

Workforce to be Aligned to Focus on Growth; Reductions Expected Through Voluntary and Involuntary Separation Programs

ATLANTA, Aug. 28, 2020 – The Coca-Cola Company today announced strategic steps to reorganize and better enable the Coca-Cola system to pursue its Beverages for Life strategy, with a portfolio of drinks that are positioned to capture growth in a fast-changing marketplace.

The company is building a networked global organization, combining the power of scale with the deep knowledge required to win locally. The company will create new operating units focused on regional and local execution that will work closely with five marketing category leadership teams that span the globe to rapidly scale ideas.

This structure will be supported by the company’s newly created Platform Services organization, which will provide global services and enhanced expertise across a range of critical capabilities.

“We have been on a multi-year journey to transform our organization,” said Chairman and CEO James Quincey. “The changes in our operating model will shift our marketing to drive more growth and put execution closer to customers and consumers while prioritizing a portfolio of strong brands and a disciplined innovation framework. As we implement these changes, we’re continuing to evolve our organization, which will include significant changes in the structure of our workforce.”

Operating units

The company’s nine new operating units will help streamline the organization by replacing current business units and groups. The operating units will be highly interconnected, with more consistency in structure and a focus on eliminating duplication of resources and scaling new products more quickly.

The company’s current model includes 17 business units that sit under four geographical segments, plus Global Ventures and Bottling Investments. Moving forward, the operational side of the business will consist of nine operating units that will sit under four geographical segments, along with Global Ventures and Bottling Investments.

The company’s operating leaders will report to President and Chief Operating Officer Brian Smith.

Global category leads

Innovation, marketing efficiency and effectiveness are top priorities for the company. The Coca-Cola Company is conducting a portfolio rationalization process that will lead to a tailored collection of global, regional and local brands with the potential for greater growth. To drive these initiatives and support the operating units, the company is reinforcing and deepening its leadership in five global categories with the strongest consumer opportunities:

•	Coca-Cola
•	Sparkling Flavors

•         Hydration, Sports, Coffee and Tea

•         Nutrition, Juice, Milk and Plant

•         Emerging Categories

The leaders of these categories will work across the networked organization to build the company’s brand portfolio and win in the marketplace. Global category leads will report to Chief Marketing Officer Manolo Arroyo.

Platform Services

The company today announced the creation of Platform Services, an organization that will work in service of operating units, categories and functions to create efficiencies and deliver capabilities at scale across the globe. This will include data management, consumer analytics, digital commerce and social/digital hubs.

Platform Services is designed to improve and scale functional expertise and provide consistent service, including for governance and transactional work. This will eliminate duplication of efforts across the company and is built to work in partnership with bottlers.

Platform Services will be led by Senior Vice President and Chief Information and Integrated Services Officer Barry Simpson.

Aligning the company’s workforce to new priorities

The company’s structural changes will result in the reallocation of some people and resources, which will include voluntary and involuntary reductions in employees. The company is working on this next stage of design and will share more information in the future.

In order to minimize the impact from these structural changes, the company today announced a voluntary separation program that will give employees the option of taking a separation package, if eligible.

The program will provide enhanced benefits and will first be offered to approximately 4,000 employees in the United States, Canada and Puerto Rico who have a most-recent hire date on or before Sept. 1, 2017. A similar program will be offered in many countries internationally. The voluntary program is expected to reduce the number of involuntary separations.

The company’s overall global severance programs are expected to incur expenses ranging from approximately $350 million to $550 million.

About The Coca-Cola Company

The Coca-Cola Company (NYSE: KO) is a total beverage company, offering over 500 brands in more than 200 countries and territories. In addition to the company’s Coca-Cola brand, our portfolio includes AdeS, Ayataka, Costa, Dasani, Del Valle, Fanta, Georgia, Gold Peak, Honest, innocent, Minute Maid, Powerade, Simply, smartwater, Sprite, vitaminwater and ZICO. We’re constantly transforming our portfolio, from reducing sugar in our drinks to bringing innovative new products to market. We’re also working to reduce our environmental impact by replenishing water and promoting recycling. With our bottling partners, we employ more than 700,000 people, helping bring economic opportunity to local communities worldwide. Learn more at www.coca-colacompany.com and follow us on Twitter, Instagram, Facebook and LinkedIn.

Forward-looking statements

This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause The Coca-Cola Company’s actual results to differ materially from its historical experience and our present expectations or projections. These risks include, but are not limited to, the negative impacts of the novel coronavirus (COVID-19) pandemic on our business; obesity and other health-related concerns; evolving consumer product and shopping preferences; increased competition; water scarcity and poor quality; increased demand for food products and decreased agricultural productivity; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; an inability to be successful in our innovation activities; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; failure to comply with personal data protection and privacy laws; failure to digitize the Coca-Cola system; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners’ financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States and throughout the world; an inability to successfully manage the possible negative consequences of our productivity initiatives; an inability to attract or retain a highly skilled and diverse workforce; increased cost, disruption of supply or shortage of energy or fuel; increased cost, disruption of supply or shortage of ingredients, other raw materials, packaging materials, aluminum cans and other containers; increasing concerns about the environmental impact of plastic bottles and other plastic packaging materials; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; conducting business in markets with high-risk legal compliance environments; failure by our third-party service providers and business partners to satisfactorily fulfill their commitments and responsibilities; failure to adequately protect, or disputes relating to, trademarks, formulae and other intellectual property rights; adverse weather conditions; climate change and legal or regulatory responses thereto; damage to our brand image, corporate reputation and social license to operate from negative publicity, whether or not warranted, concerning product safety or quality, workplace and human rights, obesity or other issues; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; default by or failure of one or more of our counterparty financial institutions; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; future impairment charges; multi-employer pension plan withdrawal liabilities in the future; an inability to successfully integrate and manage our company-owned or -controlled bottling operations or other acquired businesses or brands; an inability to successfully manage our refranchising activities; failure to realize a significant portion of the anticipated benefits of our strategic relationship with Monster Beverage Corporation; global or regional catastrophic events; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2019 and our subsequently filed Quarterly Reports on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only at the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements.

Contacts:

Investors and Analysts: Tim Leveridge, koinvestorrelations@coca-cola.com

Media: Scott Leith, sleith@coca-cola.com